                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  February 19, 1999


                                  ABC-NACO Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




    Delaware                        0-22906              36-3498749
------------------------------------------------------------------------------
(State or Other                   (Commission           (IRS Employer
 Jurisdiction of                 File Number)        Identification No.)
 Incorporation)



            2001 Butterfield Road, Suite 502, Downers Grove, IL 60515
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




Registrant's telephone number, including area code  (630) 852-1300
                                                    --------------


      ABC Rail Products Corporation, 200 South Michigan Avenue, 13th Floor,
                              Chicago, IL 60604
      ---------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 19, 1999, ABC Rail Products Corporation, a Delaware corporation ("ABC") consummated its previously announced merger (the "Merger") with NACO, Inc., a privately held Delaware corporation that designs, manufactures and supplies highly engineered cast steel and related products for the railroad supply and flow control supply markets ("NACO"). Pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 10, 1998, as amended as of February 16, 1999, by and among ABC, ABCR Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of ABC ("Merger Sub"), and NACO, Merger Sub merged with and into NACO, and NACO became a wholly owned subsidiary of ABC. As a result of the Merger, each outstanding share of NACO common stock was converted into 8.7 shares of ABC common stock. ABC issued approximately 9.4 million shares of its common stock in the Merger and, as a result, currently has outstanding approximately 18.4 million shares of common stock. The Merger was treated as a tax-free reorganization for federal income tax purposes and will be accounted for as a pooling-of-interests transaction.

         In connection with the Merger, ABC filed a certificate of amendment to its Restated Certificate of Incorporation (1) changing its name to "ABC-NACO Inc." and (2) providing for a classified board of directors. The Restated Certificate of Incorporation, as amended, reflecting these changes is filed as Exhibit 3.1 hereto.

ITEM 5.  OTHER EVENTS.

         Immediately after consummation of the Merger, ABC-NACO entered into a new credit facility (the "Credit Facility") with a syndicate of financial institutions in which Bank of America National Trust & Savings Association acted as the Agent and Letter of Credit Issuing Lender and Bank of America Canada acted as the Canadian Revolving Lender. The Credit Facility will provide ABC-NACO with loans and other extensions of credit of up to $200 million. The initial net proceeds of the Credit Facility were used to
(1) refinance existing bank debt and certain other indebtedness of ABC-NACO,
(2) refinance substantially all of NACO's outstanding debt, (3) provide initial financing for ABC-NACO's on-going working capital needs, and (4) pay fees and expenses relating to the Merger and the Credit Facility. The principal Credit Facility agreement is filed as Exhibit 4.1 hereto.

         On February 22, 1999, ABC-NACO issued a press release announcing the consummation of the Merger and the establishment of the Credit Facility. The text of the press release is filed as Exhibit 99.1 hereto.

         On March 4, 1999, ABC-NACO issued a press release reporting (1) ABC's earnings and, on a pro forma combined basis, ABC-NACO's earnings, for the three months and the six months ended January 31, 1999 and 1998, and (2) certain initiatives that ABC-NACO will be undertaking within its track products group to reduce manufacturing costs and increase profitability. The text of the press release is filed as Exhibit 99.2 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The following audited consolidated financial information of NACO is included at pages F-1 through F-25 of ABC's Registration Statement on Form S-4 (Reg. No. 333-65517), as filed with the Securities and Exchange Commission on January 21, 1999 (the "ABC S-4 Registration Statement"), and is incorporated herein by reference:

         - Report of Independent Public Accountants.
         - Consolidated Balance Sheets as of March 29, 1998 and March 30, 1997.

         - Consolidated Statements of Operations and Comprehensive Income for the Fiscal Years Ended March 29, 1998, March 30, 1997 and March 31, 1996.
         - Consolidated Statements of Cash Flows for the Fiscal Years Ended March 29, 1998, March 30, 1997 and March 31, 1996.
         - Consolidated Statements of Stockholders' Equity for the Fiscal Years Ended March 29, 1998, March 30, 1997 and March 31, 1996.
         - Notes to Consolidated Financial Statements.

     The following unaudited consolidated financial information of NACO is included at pages F-26 through F-35 of the ABC S-4 Registration Statement and is incorporated herein by reference:

         -  Consolidated Balance Sheets as of September 27, 1998 and
               March 29, 1998.
         - Consolidated Statements of Operations and Comprehensive Income for the Three Months Ended and the Six Months Ended September 27, 1998 and September 28, 1997.
         - Consolidated Statements of Cash Flows for the Three Months Ended and the Six Months Ended September 27, 1998 and September 28, 1997.
         - Consolidated Statements of Stockholders' Equity for the Three Months Ended and the Six Months Ended September 27, 1998 and September 28, 1997.
         -  Notes to Consolidated Financial Statements.

(b)      PRO FORMA FINANCIAL INFORMATION.

         The following unaudited pro forma combined condensed financial information of ABC-NACO is included at pages 44 through 54 of the ABC S-4 Registration Statement and is incorporated herein by reference:

         - Unaudited Pro Forma Combined Condensed Balance Sheet as of October 31, 1998.
         - Unaudited Pro Forma Combined Condensed Statement of Operations for the Quarter Ended October 31, 1998.
         - Unaudited Pro Forma Combined Condensed Statement of Operations for the Quarter Ended October 31, 1997.
         - Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended July 31, 1998.
         - Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended July 31, 1997.
         - Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended July 31, 1996.
         - Notes to Unaudited Pro Forma Combined Condensed Financial
             Information.

         The following unaudited pro forma combined financial information of ABC-NACO is filed herewith:
                                                                          Page
                                                                          ----
         Introduction.....................................................  4
         Unaudited Pro Forma Combined Balance Sheet as of
             January 31, 1999.............................................  5
         Unaudited Pro Forma Combined Condensed Statement of Operations
             for the Six Months Ended January 31, 1999....................  6
         Unaudited Pro Forma Combined Condensed Statement of Operations
             for the Six Months Ended January 31, 1998....................  7
         Notes to Unaudited Pro Forma Combined Financial
             Information..................................................  8

          UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma financial information gives effect to the Merger under the pooling-of-interests method of accounting, which means that the recorded assets, liabilities, income and expenses of ABC and NACO are combined at their historical amounts. The information assumes the issuance of 8.7 shares of ABC-NACO common stock for each share of NACO common stock and each NACO common stock equivalent that was issued and outstanding at the time of the Merger. As permitted in a pooling-of-interests business combination, the financial information reflects certain adjustments to conform the accounting policies of both companies, as described in Note 2 to the Unaudited Pro Forma Combined Financial Information. These adjustments retroactively conform, for all periods presented, the accounting policies of ABC and NACO, consistent with the intent to present ABC and NACO as though they had always been combined.

     The financial information is presented as if the Merger had been consummated as of August 1, 1997 for the Unaudited Pro Forma Combined Condensed Statements of Operations and as of January 31, 1999 for the Unaudited Pro Forma Combined Balance Sheet. ABC-NACO's fiscal year ends July
31. Prior to the Merger, ABC's fiscal year ended on July 31 and NACO's fiscal year ended on the Sunday closest to March 31. Thus, certain of the quarterly periods of ABC and NACO being compared in the following financial information do not compare the same six month periods, as permitted under Regulation
S-X promulgated by the Securities and Exchange Commission. For purposes of presenting ABC-NACO's financial information on a pro forma combined basis, NACO's financial position as of January 31, 1999 and results of operations for the six months ended January 31, 1999 and December 28, 1997 have been combined with ABC's financial position as of January 31, 1999 and results of operations for the six months ended January 31, 1999 and January 31, 1998, respectively.

     The following financial information is being provided for illustrative purposes only. The financial information is not necessarily indicative of the operating results and financial position that might have been achieved had the Merger been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of operating results and financial position that may occur in the future. This information also does not reflect (1) the effect of any operating income improvements that may be achieved as a result of the Merger, or (2) costs associated with combining the operations of ABC and NACO.

     The following financial information should be read in conjunction with, and is qualified in its entirety by reference to, (1) ABC's audited consolidated financial statements and the notes thereto included in ABC's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, (2) ABC's unaudited consolidated financial statements and the notes thereto included in ABC's Form 10-Q for the period ended October 31, 1998, and (3) NACO's consolidated financial statements and the notes thereto included in the ABC S-4 Registration Statement, all of which are incorporated herein by reference.

                                  ABC-NACO INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF JANUARY 31, 1999
                                 (IN THOUSANDS)


                                                           Historical                    Pro Forma
                                             --------------------------------------     Adjustments              Pro Forma
                                                   ABC                  NACO            (See Note 2)              Combined
                                             -----------------    -----------------    ----------------      ---------------
ASSETS:
  Cash and marketable securities               $       0              $    540              $    --             $     540
  Accounts receivable, net                        48,153                35,258                   --                83,411
  Inventories, net                                59,829                23,291                   --                83,120
  Other current assets                             8,690                 4,922                   --                13,612
                                               ---------             ---------             ----------           ---------
  Total current assets                           116,672                64,011                   --               180,683
  Property, plant and equipment, net             151,788                68,334                   --               220,122
  Investment in unconsolidated joint ventures     15,109                    --                                     15,109
  Other assets                                    34,526                   585                   --                35,111
                                               ---------             ---------             ----------           ---------
     Total assets                              $ 318,095              $132,930              $    --             $ 451,025
                                               ---------             ---------             ----------           ---------
                                               ---------             ---------             ----------           ---------

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Cash overdrafts                              $   3,614              $  1,929              $    --             $  5,543
  Accounts payable                                36,663                38,250                   --               74,913
  Accrued liabilities                             14,452                14,342                   --               28,794
  Current maturities of long-term debt             2,977                 8,393                   --               11,370
                                               ---------             ---------             ----------           ---------
  Total current liabilities                       57,706                62,914                   --              120,620
  Long-term debt, less current maturities        162,955                43,697                   --              206,652
  Other noncurrent liabilities                    13,169                13,761                1,965 (c)           28,895

  Common stock                                        90                     6                   --                   96
  Paid-in capital                                 67,798                   271                   --               68,069
  Retained earnings                               16,377                12,784               (1,965)              27,196
  Cumulative translation adjustment                   --                  (503)                  --                 (503)
                                               ---------             ---------             ----------           ---------
  Total stockholders' equity                      84,265                12,558               (1,965)(c)           94,858
                                               ---------             ---------             ----------           ---------
    Total liabilities and
      stockholders' equity                     $ 318,095              $132,930              $    --             $451,025
                                               ---------             ---------             ----------           ---------
                                               ---------             ---------             ----------           ---------

                                  ABC-NACO INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JANUARY 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Historical                    Pro Forma
                                             --------------------------------------     Adjustments              Pro Forma
                                                   ABC                  NACO            (See Note 2)              Combined
                                             -----------------    -----------------    ----------------      ---------------

Net sales                                      $ 150,935              $182,995             ($1,100)(b)          $332,830
Cost of sales                                    138,077               154,761              (4,924)(a,c)         287,914
                                               ---------             ---------             ------------        ---------
  Gross profit                                    12,858                28,234               3,824                44,916
Selling, general and administrative expenses       9,718                17,643               4,824 (a)            32,185
                                               ---------             ---------             ----------           ---------
  Operating income                                 3,140                10,591              (1,000)               12,731
Equity income of unconsolidated joint ventures      (553)                    0                   0                  (553)
Interest expense                                   5,983                 2,513                                     8,496
Other non-operating expense                            0                 1,100              (1,100)(b)                 0
                                               ---------             ---------             ----------           ---------


  Income (loss) before taxes, cumulative
    effect of accounting change                   (2,290)                6,978                 100                 4,788
Provision (benefit) for income taxes                (962)                1,038                  40(d)               116
                                               ---------             ---------             ----------           ---------
  Income (loss) before cumulative effect
    of accounting change                       $  (1,328)            $   5,940             $    60              $   4,672
                                               ---------             ---------             ----------           ---------
                                               ---------             ---------             ----------           ---------

Income (loss) before cumulative effect of
  accounting change per share:
    Basic                                         ($0.15)                                                           $0.26
    Diluted                                       ($0.15)                                                           $0.25

Weighted average shares outstanding:
     Basic                                         8,976                                                          17,964
     Diluted                                       8,976                                                          18,526

                                  ABC-NACO INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JANUARY 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                           Historical                    Pro Forma
                                             --------------------------------------     Adjustments              Pro Forma
                                                   ABC                  NACO            (See Note 2)              Combined
                                             -----------------    -----------------    ----------------      ---------------

Net sales                                      $ 138,255              $148,255              ($848)(b)             $285,662
Cost of sales                                    124,137               127,650             (4,696)(a,c)            247,091
                                               ---------             ---------             -----------           ---------

  Gross profit                                    14,118                20,605              3,848                   38,571
Selling, general and administrative expenses       7,973                14,477              4,596 (a)               27,046
                                               ---------             ---------             ----------            ---------
  Operating income                                 6,145                 6,128               (748)                  11,525
Equity income of unconsolidated joint ventures      (669)                    0                  0                     (669)
Interest expense                                   3,568                 2,856                  0                    6,424
Other non-operating expense                            0                   848               (848)(b)                    0
                                               ---------             ---------             ----------            ---------
  Income before taxes, cumulative effect of
    accounting change                              3,246                 2,424                100                    5,770
Provision for income taxes                         1,428                 1,290                 40(d)                 2,758
                                               ---------             ---------             ----------            ---------
  Income before cumulative effect of
    accounting change                          $   1,818             $   1,134             $   60                $   3,012
                                               ---------             ---------             ----------            ---------
                                               ---------             ---------             ----------            ---------


Income before cumulative effect of accounting
    change per share:
      Basic                                        $0.20                                                             $0.17
      Diluted                                      $0.20                                                             $0.16

Weighted average shares outstanding:
     Basic                                         8,963                                                            17,834
     Diluted                                       9,259                                                            18,602

                                 ABC-NACO INC.

                         NOTES TO UNAUDITED PRO FORMA
                        COMBINED FINANCIAL INFORMATION

NOTE 1--BASIS OF PRESENTATION

     The Unaudited Pro Forma Combined Financial Information assumes the issuance of 8.7 shares of ABC common stock and common stock equivalents in exchange for each outstanding share of NACO common stock and common stock equivalent. This financial information also assumes that the Merger will be accounted for using the pooling-of-interests method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling-of-interests method of accounting assumes that ABC and NACO have been merged from their inception, and the historical financial statements for periods prior to the consummation of the Merger are restated as though ABC and NACO have been combined from their inception.

     Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, the Unaudited Pro Forma Combined Condensed Statements of Operations exclude the results of operations associated with extraordinary items and cumulative effects of accounting changes. The Unaudited Pro Forma Combined Financial Information does not give effect to any cost savings which may result from the integration of ABC's and NACO's operations, nor does it include the special charges directly related to the Merger, which were incurred to complete the Merger and which have been and will continue to be incurred to achieve anticipated savings.

     The financial information is presented as if the Merger had been consummated as of August 1, 1997 for the Unaudited Pro Forma Combined Condensed Statements of Operations and as of January 31, 1999 for the Unaudited Pro Forma Combined Balance Sheet. ABC-NACO's fiscal year ends July
31. Prior to the Merger, ABC's fiscal year ended on July 31 and NACO's fiscal year ended on the Sunday closest to March 31. Thus, certain of the quarterly periods of ABC and NACO being compared in the financial statements do not compare the same six month periods, as permitted under Regulation
S-X promulgated by the Securities and Exchange Commission. For purposes of presenting ABC-NACO's financial information on a pro forma combined basis, NACO's financial position as of January 31, 1999 and results of operations for the six months ended January 31, 1999 and December 28, 1997 have been combined with ABC's financial position as of January 31, 1999 and results of operations for the six months ended January 31, 1999 and January 31, 1998, respectively.

NOTE 2--ADJUSTMENTS TO CONFORM ACCOUNTING POLICIES

     As permitted in a pooling-of-interests business combination, the Unaudited Pro Forma Combined Financial Information reflects certain adjustments to conform the accounting policies of ABC and NACO. The pro forma adjustments are as follows:

(a) ABC and NACO classified certain types of plant and administrative costs differently in their respective classified statements of operations. All expenses classified in ABC's historical financial statements as a component of cost of sales have been reclassified as selling, general and administrative expenses in order to conform the presentation of these expenses. These expenses were as follows (in thousands):

                                                           Six Months Ended
                                                              January 31,
                                                           ----------------
                                                            1999     1998
                                                           ------   ------
         Administrative and accounting salaries
           and related costs...............................$3,103   $3,296
         Information systems costs and other............... 1,721    1,300
                                                           ------   ------
                                                           $4,824   $4,596
                                                           ------   ------
                                                           ------   ------

                                 ABC-NACO INC.

                         NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL INFORMATION--(CONTINUED)


(b) ABC and NACO classified cash discounts taken by customers differently in their respective classified statements of operations. The discounts classified in NACO's historical financial statements as a component of other non-operating expense were reclassified as a reduction of net sales in order to conform the presentation of discounts.

(c) Conformity in the method of original adoption of Statement of Financial Accounting Standards No. 106--"Employers Accounting for Postretirement Benefits Other Than Pensions." ABC chose to recognize the 1993 transition obligation ratably over a 20-year period. NACO chose the option of immediate recognition. ABC-NACO will follow the immediate recognition method.

(d) Estimated provision for income taxes related to pro forma adjustments described in (c) above are based on an assumed combined federal and state income tax rate of approximately 40%.

     As a result, these adjustments retroactively conform, for all periods presented, the accounting policies of ABC and NACO consistent with the intent to present ABC and NACO as though they had always been combined.

NOTE 3--MERGER-RELATED CHARGES AND POTENTIAL SAVINGS

     In connection with the integration of ABC's and NACO's operations, ABC-NACO currently expects to record special charges estimated to be between $15 million and $20 million ($11 million and $14 million on an after-tax basis). These special charges principally relate to debt refinancing costs of approximately $5 million to $6 million (including prepayment penalties of approximately $4.4 million to $5.4 million and write-off of unamortized deferred financing costs); the direct costs of the Merger (principally financial advisors, legal, printing and accounting costs) of approximately $7 million to $9 million; and severance and related costs to eliminate duplicative functions and excess capacity of approximately $3 million to $5 million for salaried and hourly plant and headquarter employee terminations. ABC-NACO expects to incur these costs within the next six to twelve months. Substantially all of these costs, other than write-offs of deferred financing costs, require cash outlays. ABC-NACO will report debt refinancing costs on an after-tax basis as an extraordinary charge in the quarter ending April 30, 1999. These special charges have not been included in the Unaudited Pro Forma Combined Condensed Statements of Operations or the Unaudited Pro Forma Combined Balance Sheet. Management also estimates that incremental capital expenditures of approximately $9 million over the next six to twelve months will be necessary to implement the integration of ABC's and NACO's operations.

                                 ABC-NACO INC.

                         NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL INFORMATION--(CONTINUED)


NOTE 4--NET PER SHARE DATA

     The pro forma combined per share data has been computed based on the combined historical income from continuing operations as adjusted for retroactive changes in certain accounting methods of ABC and NACO in order to achieve conformity. The weighted average number of shares outstanding for the periods presented was calculated to give effect to shares assumed to be issued under the terms of the Merger Agreement as if the Merger and the issuance of shares of ABC common stock in the Merger had occurred at the beginning of the periods presented. For purposes of this calculation, ABC's weighted average common and equivalent shares outstanding were increased by NACO's weighted average common and equivalent shares outstanding (as adjusted by multiplying NACO's shares by 8.7, the merger exchange ratio) for each period presented.

NOTE 5--OTHER MATTERS

     During the six months ended January 31, 1999, NACO reversed a $2.4 million deferred tax liability related to a tax contingency item for which the statute of limitations expired.

    Immediately following the consummation of the Merger, ABC-NACO refinanced its debt by entering into the Credit Facility. The Credit Facility will provide ABC-NACO with loans and other extensions of credit of up to $200 million. The initial net proceeds of the Credit Facility were used to
(1) refinance existing bank debt and certain other indebtedness of ABC-NACO,
(2) refinance substantially all of NACO's outstanding debt, (3) provide initial financing for ABC-NACO's on-going working capital needs, and (4) pay fees and expenses relating to the Merger and the Credit Facility.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               ABC-NACO INC.



                               By: /s/ John M. Lison
                                   ---------------------
                                   Name:  John M. Lison
                                   Title: Executive Vice President-Treasury,
                                      Corporate Development and Secretary

Dated: March 5, 1999

(c)      EXHIBITS.

         2.1 Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1998 (the "Merger Agreement"), by and among ABC, ABCR Acquisition Sub, Inc. and NACO (incorporated herein by reference to Exhibit 2.1 to ABC's Registration Statement on Form S-4 (Reg. No. 333-65517), as filed with the Securities and Exchange Commission on January 21, 1999 (the "Registration Statement on Form S-4")).

         2.2 Amendment to the Merger Agreement, dated as of February 16, 1999, by and among ABC, Merger Sub, ABCR Acquisition Sub, Inc. and NACO.

         3.1      Restated Certificate of Incorporation, as amended.

         3.2      Restated By-Laws.

         4.1 Credit Agreement, dated as of February 19, 1999, among ABC-NACO Inc., ABC-NACO de Mexico, S.A. de C.V., Dominion Castings Limited, Bank of America Canada (as Canadian Revolving Lender), Bank of America National Trust and Savings Association (as Agent and Letter of Credit Issuing Lender), and the other financial institutions party thereto.

         8.1 Opinion of Jones, Day, Reavis & Pogue, dated as of February 19, 1999, relating to certain federal income tax consequences of the Merger.

         8.2 Opinion of Schiff Hardin & Waite, dated as of February 19, 1999, relating to certain federal income tax consequences of the Merger.

         23.1     Consent of Arthur Andersen LLP, Independent Accountants of
                  NACO.

         23.2     Consent of Arthur Andersen LLP, Independent Accountants of
                  ABC.

         99.1     Text of press release dated February 22, 1999.

         99.2     Text of press release dated March 4, 1999.